SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

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                                  FORM 8-K

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                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                   Date of Report (Date of earliest event
                       reported):  September 28, 1995

                          CAPITAL INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

                                  INDIANA
               (State or other jurisdiction of incorporation)

          0-12450                       35-1359190
     (Commission File Number)      (IRS Employer Identification No.)

                           8900 Keystone Crossing
                                 Suite 1150
                              Indianapolis, IN              46240
                  (Address of principal executive offices)  (Zip Code)

            Registrant's telephone number, including area code:
                               (317) 844-3722
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     Item 2.   Acquisition or Disposition of Assets.

          (a) The registrant agreed to the sale of substantially all of the assets of its wholly owned subsidiary, Truckpro Parts & Service, Inc., to Haygood Limited Partnership as described in the Form 8-K. The Asset Purchase and Sale Agreement was amended on September 28, 1995, the date upon which the transaction was closed. The estimated purchase price for the assets sold thereunder was based upon the August 31, 1995 net book value of the assets purchased as adjusted, as set forth in
               Article II of the Agreement, as amended, and consisted of cash in the amount of $5,511,295 and the assumption of certain liabilities estimated at $4,380,000. The amount of the final purchase price shall be determined based upon the September 30, 1995 net book value of the assets purchased as adjusted, as set forth in Article II of the Asset Purchase and Sale Agreement, as amended.

          (c)  Exhibits.

                    The following exhibits are filed as a part of this
               report:

               Exhibit
               Number    Description                              Page

                  2      First Amendment to Asset Purchase and      4
                         Sale Agreement dated as of September
                         28, 1995 by and among Capital
                         Industries, Inc., Truckpro Parts &
                         Service, Inc. and Haygood Limited
                         Partnership.

                 99      Press Release                              19
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                                 SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CAPITAL INDUSTRIES, INC.



     Date:   October 9, 1995       /s/ Phillip A. Gough
                                   -----------------------------------
                                   Phillip A. Gough
                                   (Printed)

                                   Treasurer
                                   (Title)